UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 27, 2010

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Ironwood Gold Corp. (the “Company”) and Callinan Mines Limited (the “Purchaser”) entered into a Securities Purchase Agreement dated August 27, 2010 (the “Purchase Agreement”), for the sale by the Company to the Purchaser of 4,000,000 Units (as defined below) of the Company at a price of $0.05 per Unit.  Each “Unit” consists of one share of the Company’s common stock (the “Shares”) and one warrant to purchase one share of common stock at a price of $0.07, exercisable over two years (the “Warrant”).

The form of the Purchase Agreement is attached to this report as Exhibit 10.1 and the terms and conditions thereof are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of the Units is incorporated into this Item 3.02 in its entirety.  The issuance of the Shares and the Warrants were conducted by the Company and were issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, as amended, and comparable exemptions for sales to “accredited” investors under state securities laws.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
10.1	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: September 3, 2010	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Director